Registration No. 333-280185

333-273848

333-265376

333-258421

333-239404

333-233150

333-232358

333-225887

333-218410

333-211498

333-196136

333-193776

333-186549

333-179931

333-173887

333-165206

333-158921

333-150546

333-143561

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT

TO:

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-280185

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-273848

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-265376

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-258421

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-239404

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-233150

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-232358

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-225887

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-218410

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-211498

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-196136

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-193776

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-186549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-179931

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-173887

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-165206

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-158921

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-150546

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-143561

Under

The Securities Act of 1933

INFINERA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	77-0560433
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6373 San Ignacio Avenue

San Jose, California 95119

(Address of principal executive offices, including zip code)

Amended and Restated 2016 Equity Incentive Plan

2019 Inducement Equity Incentive Plan

Amended and Restated 2007 Employee Stock Purchase Plan

2007 Equity Incentive Plan

2000 Stock Plan

(Full title of the plan)

Regan J. MacPherson, Esq.

Infinera Corporation

6373 San Ignacio Avenue

San Jose, CA 95119

(Name and address of agent for service)

(408) 572-5200

(Telephone number, including area code, of agent for service)

Copy to:

Larry W. Sonsini, Esq.

Tony Jeffries, Esq.

Amanda N. Urquiza, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) (i) relate to the following Registration Statements on Form S-8 (each, a “Registration Statement” and collectively, the “Registration Statements”) of Infinera Corporation, a Delaware corporation (the “Registrant”), which were previously filed by the Registrant with the U.S. Securities and Exchange Commission (the “SEC”); and (ii) are being filed to deregister any and all securities that remain unsold or otherwise unissued as of the date hereof under each such Registration Statement.

1.	Registration Statement on Form S-8 (File No. 333-280185), filed with the SEC on June 13, 2024, registering 7,100,000 shares of common stock, par value $0.001 per share, of the Registrant (the “Common Stock”) for issuance pursuant to the Infinera Corporation Amended and Restated 2016 Equity Incentive Plan (the “A&R 2016 EIP”).

2.	Registration Statement on Form S-8 (File No. 333-273848), filed with the SEC on August 9, 2023, registering 8,100,000 shares of Common Stock for future issuance pursuant to the A&R 2016 EIP.

3.	Registration Statement on Form S-8 (File No. 333-265376), filed with the SEC on June 2, 2022, registering 8,500,000 shares of Common Stock for future issuance pursuant to the A&R 2016 EIP.

4.	Registration Statement on Form S-8 (File No. 333-258421 ), filed with the SEC on August 3, 2021, registering 4,350,000 shares of Common Stock for future issuance pursuant to the A&R 2016 EIP.

5.	Registration Statement on Form S-8 (File No. 333-239404), filed with the SEC on June 24, 2020, registering 8,100,000 shares of Common Stock for future issuance pursuant to the A&R 2016 EIP.

6.	Registration Statement on Form S-8 (File No. 333-233150), filed with the SEC on August 8, 2019, registering 750,000 shares of Common Stock for future issuance pursuant to the 2019 Inducement Equity Incentive Plan.

7.	Registration Statement on Form S-8 (File No. 333-232358), filed with the SEC on June 26, 2019, registering 10,500,000 shares of Common Stock for future issuance pursuant to the Amended and Restated 2007 Employee Stock Purchase Plan (the “A&R 2007 ESPP”) and 7,300,000 shares of Common Stock for future issuance pursuant to the A&R 2016 EIP.

8.	Registration Statement on Form S-8 (File No. 333-225887), filed with the SEC on June 26, 2018, registering 4,500,000 shares of Common Stock for future issuance pursuant to the A&R 2007 ESPP and 1,500,000 shares of Common Stock for future issuance pursuant to the A&R 2016 EIP.

9.	Registration Statement on Form S-8 (File No. 333-218410), filed with the SEC on June 1, 2017, registering 6,400,000 shares of Common Stock for future issuance pursuant to the Infinera Corporation 2016 Equity Incentive Plan, as amended.

10.	Registration Statement on Form S-8 (File No. 333-211498), filed with the SEC on May 20, 2016, registering 7,500,000 shares of Common Stock for future issuance pursuant to the Infinera Corporation 2016 Equity Incentive Plan.

11.	Registration Statement on Form S-8 (File No. 333-196136), filed with the SEC on May 21, 2014, registering 7,500,000 shares of Common Stock for future issuance pursuant to the Infinera Corporation 2007 Employee Stock Purchase Plan (the “2007 ESPP”).

12.	Registration Statement on Form S-8 (File No. 333-193776), filed with the SEC on February 5, 2014, registering 2,997,173 shares of Common Stock for future issuance pursuant to the Infinera Corporation 2007 Equity Incentive Plan (the “2007 EIP”) and 1,198,869 shares of Common Stock for future issuance pursuant to the 2007 ESPP.

13.	Registration Statement on Form S-8 (File No. 333-186549), filed with the SEC on February 8, 2013, registering 5,623,070 shares of Common Stock for future issuance pursuant to the 2007 EIP and 1,124,614 shares of Common Stock for future issuance pursuant to the 2007 ESPP.

14.	Registration Statement on Form S-8 (File No. 333-179931), filed with the SEC on March 6, 2012, registering 5,348,809 shares of Common Stock for future issuance pursuant to the 2007 EIP and 1,069,761 shares of Common Stock for future issuance pursuant to the 2007 ESPP.

15.	Registration Statement on Form S-8 (File No. 333-173887), filed with the SEC on May 3, 2011, registering 5,124,619 shares of Common Stock for future issuance pursuant to the 2007 EIP and 1,024,923 shares of Common Stock for future issuance pursuant to the 2007 ESPP.

16.	Registration Statement on Form S-8 (File No. 333-165206), filed with the SEC on March 4, 2010, registering 4,843,686 shares of Common Stock for future issuance pursuant to the 2007 EIP and 968,737 shares of Common Stock for future issuance pursuant to the 2007 ESPP.

17.	Registration Statement on Form S-8 (File No. 333-158921), filed with the SEC on April 30, 2009, registering 4,708,125 shares of Common Stock for future issuance pursuant to the 2007 EIP and 941,625 shares of Common Stock for future issuance pursuant to the 2007 ESPP.

18.	Registration Statement on Form S-8 (File No. 333-150546), filed with the SEC on April 30, 2008, registering 158,371 shares of Common Stock for future issuance pursuant to the 2000 Stock Plan, 4,579,006 shares of Common Stock for future issuance pursuant to the 2007 EIP, and 915,801 shares of Common Stock for future issuance pursuant to the 2007 ESPP.

19.	Registration Statement on Form S-8 (File No. 333-143561), filed with the SEC on June 7, 2007, registering 8,220,738 shares of Common Stock for future issuance and 402,500 shares of Common Stock issued pursuant to the Infinera Corporation 2000 Stock Plan (as amended), 13,600,000 shares of Common Stock for future issuance pursuant to the 2007 EIP, and 1,812,500 shares of Common Stock for future issuance pursuant to the 2007 ESPP.

On February 28, 2025, pursuant to the Agreement and Plan of Merger, dated as of June 27, 2024, by and among Nokia Corporation, a company incorporated under the laws of the Republic of Finland (“Parent”), Neptune of America Corporation, a Delaware corporation and a wholly owned subsidiary, directly or indirectly, of Parent (“Merger Sub”), and the Registrant, Merger Sub merged with and into the Registrant, with the Registrant surviving as a wholly owned subsidiary of Parent (the “Merger”).

As a result of the Merger, the Registrant is terminating all offers and sales of its securities registered pursuant to the Registration Statements and deregistering all shares of Common Stock (the “Shares”) registered but unsold as of the effective time of the Merger under the Registration Statements, if any. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the Shares that had been registered for issuance under the Registration Statements that remain unsold at the termination of the offerings, the Registrant removes from registration any and all such Shares registered but unsold as of the date of these Post-Effective Amendments. The Registration Statements are amended, as appropriate, to reflect the deregistration of all such Shares as of the date of these Post-Effective Amendments and the Registrant terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on February 28, 2025.

INFINERA CORPORATION

By:	/s/ Nancy Erba

Name:	Nancy Erba
Title:	Chief Financial Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments.